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                                                                       Exhibit 8

                       CLEARY, GOTTLIEB, STEEN & HAMILTON

                                ONE LIBERTY PLAZA
                             NEW YORK, NY 10006-1470
                                 (212) 225-2000
                            FACSIMILE (212) 225-3999
                             WWW.CLEARYGOTTLIEB.COM

                                                                  March 19, 2004

American Express Company
200 Vesey Street
New York, NY 10285

Ladies and Gentlemen:

          We have acted as counsel to American Express Company (the "Company"), in connection with the Company's registration on Form S-3 (the "Registration Statement") of $2,000,000,000 in principal amount of its 1.85% Convertible Senior Debentures Due 2033 (the "Debentures"), issued under an indenture dated as of November 21, 2003, between the Company and U.S. Bank National Association, as trustee.

          In arriving at the opinions expressed below, we have reviewed and relied upon the Registration Statement; the documents incorporated by reference therein; and all such other documents pertaining to the Debentures as we have deemed appropriate, in addition, we have made such investigations of law as we have deemed appropriate, and have relied upon certain financial conclusions that the Company has reached, in consultation with its financial advisers, with respect to the Debentures. We have assumed, without making any independent investigation, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have further assumed that all representations made in such documents are true and that the respective parties thereto and all parties having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions thereof.




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American Express Company, p.2


          The opinions expressed below are based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof.

          Based on and subject to the foregoing, we are of the opinion that the Debentures will be treated as indebtedness for United States federal income tax purposes and that the Debentures will constitute "contingent payment debt instruments" within the meaning of Treasury regulations section 1.1275-4.

          In addition, we are of the opinion that the statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the Registration Statement, insofar as such statements describe federal income tax laws of the United States, constitute an accurate description of the principal U.S. federal income tax consequences of an investment in the Debentures.

          We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain United States Federal Income Tax Considerations" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder.

                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON


                                            By: /s/ Leslie B. Samuels
                                                --------------------------------
                                                Leslie B. Samuels, a Partner